STOCK PURCHASE AGREEMENT

BETWEEN

PARADIGM HOLDINGS, INC.,
a Wyoming corporation;

PARADIGM SOLUTIONS INTERNATIONAL, INC.,
a Maryland corporation;

and

RAYMOND A. HUGER

____________________________

Dated as of February 23, 2007
____________________________

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9.1	Accuracy of Representations and Warranties	8
9.2	Performance	8
9.3	No Injunction	9
Section 10.	Termination Of Agreement	9
10.1	Right to Terminate Agreement	9
10.2	Effect of Termination	9
Section 11.	Indemnification And Related Matters	9
11.1	Indemnification by Seller	9
11.2	Indemnification by Purchaser	9
11.3	Expiration of Representations, Warranties and Covenants	9
11.4	Deductible Basket Amount	10
11.5	Maximum Liability of Seller and Purchaser	10
11.6	Knowledge of Purchaser	10
11.7	(Intentionally Omitted)	10
11.8	No Implied Representations	10
11.9	Indemnification Claims	10
11.10	Defense of Third Party Actions	10
11.11	Subrogation	11
11.12	Exclusivity	12
Section 12.	Miscellaneous Provisions	12
12.1	Time of Essence	12
12.2	Materiality	12
12.3	Compliance with Laws	12
12.4	Publicity	12
12.5	Access of Seller to Books and Records	12
12.6	Governing Law	12
12.7	Venue and Jurisdiction	12
12.8	Notices	12
12.9	Table of Contents and Headings	13
12.10	Assignment	13
12.11	Parties in Interest	13
12.12	Severability	13
12.13	Entire Agreement	14
12.14	Waiver	14
12.15	Amendments	14
12.16	Interpretation of Agreement	14

EXHIBITS

Exhibit A:    Defined Terms
Exhibit B:    Form of Reseller Agreement
Exhibit C:    Form of Voting Agreement

ii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 23, 2007, by and among PARADIGM HOLDINGS, INC., a Wyoming corporation (“Seller”), PARADIGM SOLUTIONS INTERNATIONAL, INC., a Maryland corporation and wholly-owned subsidiary of Seller (“PSI” or “Company”) and RAYMOND A. HUGER, an individual (“Purchaser”). Certain capitalized terms used in this Agreement are defined on Exhibit A.

RECITALS

Seller owns all of the outstanding common stock, par value $0.01 per share, of PSI. Purchaser wishes to purchase such stock from Seller on the terms set forth in this Agreement.

AGREEMENT

Purchaser and Seller, intending to be legally bound, agree as follows:

Section 1.  Sale And Purchase Of Stock

1.1 Purchase of Stock. At the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of the outstanding capital stock of PSI (the “Purchased Stock”) in accordance with this Agreement.

1.2 Purchase Price. The purchase price payable by Purchaser for the Purchased Stock (the “Purchase Price”) shall be One Million Five Hundred And Eighty Thousand Dollars (US$1,580,000.00).

1.3 Payment of Purchase Price. The Purchase Price shall be paid to Seller pursuant to the Purchaser delivering to Seller shares (the “Purchase Price Shares”) of common stock, par value $0.01 per share, of Seller (the “Seller Common Stock”), equal to the product of (i) $1,580,000.00 divided by (ii) the closing price per share of the Seller Common Stock as of the Closing Date.

1.4 Transfer Taxes. Any transfer taxes, stamp duties, filing fees, registration fees, recordation expenses, escrow fees or other similar taxes, fees, charges or expenses incurred by Seller, PSI or any other party in connection with the transfer of the Purchased Stock to Purchaser or in connection with any of the other transactions contemplated by this Agreement shall be borne and paid exclusively by Purchaser.

Section 2. Other Transactions And Agreements

2.1 At The Closing

(i) Seller shall deliver to Purchaser the stock certificates representing the Purchased Stock, duly endorsed (or accompanied by duly executed stock powers) and the Purchaser shall pay the Purchase Price to the Seller as contemplated by Section 1.3 herein;

(ii) Purchaser shall deliver to Seller the stock certificates representing the Purchase Price Shares, duly endorsed (or accompanied by duly executed stock powers);

(iii) Seller and PSI shall execute and deliver to the other party the Reseller Agreement substantially in the form of Exhibit B attached hereto (the “Reseller Agreement”);

(iv) Purchaser shall execute and deliver to Seller a Voting Agreement substantially in the form of Exhibit C attached hereto (the “Voting Agreement”);

(v) Seller shall execute and deliver to Purchaser a certificate (the “Seller Closing Certificate”) setting forth Seller’s representations and warranties that (A) each of the representations and warranties made by Seller and PSI in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Seller Closing Certificate, each of the representations and warranties made by Seller and PSI in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date and (C) each of the covenants and obligations that Seller and PSI are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects; and

(vi) Purchaser shall execute and deliver to Seller a certificate (the “Purchaser Closing Certificate”) setting forth the Purchaser’s representations and warranties that (A) each of the representations and warranties made by Purchaser in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Purchaser Closing Certificate, each of the representations and warranties made by Purchaser in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date and (C) each of the covenants and obligations that Purchaser is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects.

Section 3. Closing

The closing of the transactions contemplated by Sections 1 and 2 (the “Closing”) shall be held at the offices of Seller at 10:00 a.m. on February 28, 2007, or at such other place, time and/or date as may be jointly designated by Purchaser and Seller.

Section 4. Representations and Warranties of Seller and PSI

Subject to the limitations set forth in Section 11 and elsewhere in this Agreement, Seller represents and warrants to Purchaser that, except as disclosed or otherwise referred to in the Disclosure Schedule or in any of the documents identified in the Disclosure Schedule, the following statements are, to the best of the actual knowledge of Seller, accurate in all material respects:

4.1 Title to Stock. The Seller is the lawful record and beneficial owner of the Purchase Stock, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction (on transferability or otherwise) in law or in equity, and the delivery to the Purchaser on the Closing Date of the certificates for the Purchased Stock will convey to the Purchaser lawful, valid and indefeasible title thereto, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction.

4.2 Authority of Seller. Seller has the legal competence, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Seller has duly executed and delivered this Agreement and the Agreement and consummation of the transactions contemplated hereby constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with the terms of this Agreement.

4.3 Non-Contravention of Seller. The execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person, (ii) conflict with or result in any violation of or default under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which Seller is a party or by which the Shares are or may be bound; or (iii) violate any material court or administrative order, process, judgment or decree to which Seller is a party or by which Seller (or Seller’s properties or assets) is bound or (iv) result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the Purchased Stock.

4.4 Company’s Authority. Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with the terms of the Agreement.

4.5 Non-Contravention of Company. None of the execution, delivery or performance of this Agreement, and the agreements referenced herein, nor the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws of Company, or any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which Company is a party (ii) violate any material court or administrative order, process, judgment or decree to which Company is a party or by which it (or its properties or assets) is bound or (iii) to the knowledge of the management of Company, violate any contract to which it is a party. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority or any third party is necessary for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.6 Corporate Status of Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and authority to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business as a foreign corporation in all jurisdictions in which it does business and is in good standing in all required jurisdictions.

4.6.1 Corporate Documents. A true and correct copy of (i) Company’s Certificate of Incorporation and all amendments thereto to date certified by the custodian of corporate records for Maryland, and (ii) its Bylaws as now in effect, will be delivered by Company to the Purchaser prior to the Closing Date. The Company’s minute books will be made available to the Purchaser and its representatives at any reasonable time or times prior to the Closing for inspection and will be complete and correct as of the date of any such inspection.

4.7 Authorized and Outstanding Shares. The authorized capital stock of the Company consists of one thousand (1,000) shares of common stock with par value of which one hundred (100) shares are issued and outstanding or subject to options. Seller owns one hundred (100) shares of Company’s common stock which represents all of the outstanding capital stock of the Company. All of the outstanding shares of Company’s common stock have been duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights.

4.7.1  Restrictions on Stock. Except as set forth in the Disclosure Schedules, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating Company to issue, sell or to otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock.

4.8 Subsidiaries. The Company has no subsidiaries.

4.9 Financial Statements. The Company has delivered to Purchaser a copy of Company’s unaudited balance sheet as of December 31, 2006 and the related unaudited statement of operations, cash flows and changes in stockholders’ equity for the fiscal year then ended and a copy of Company’s unaudited balance sheet as of January 31, 2007 and the related unaudited statement of operations, cash flows and changes in stockholders’ equity for the one(1) month period ended January 31, 2007 (collectively, the “Financial Statements”). The Financial Statements are attached to the Disclosure Schedule. The Financial Statements present fairly the financial condition and results of operations of the Company at and for the time periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

4.10 Tax Matters

4.10.1 Filing of Returns and Payment of Taxes. The Company has prepared and filed all federal, state and local tax returns and reports as are and have been required to be filed and all taxes shown thereon to be due have been paid in full. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax. The Company has withheld and paid all taxes required to have been withheld and paid in the ordinary course of business in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.10.2  Assessments or Disputes. None of Company, or any director or officer (or employee responsible for tax matters) expects any authority to assess any additional taxes for any period for which tax returns have been filed. Further, there is no dispute or claim concerning any tax liability of Company. The Company has delivered to Purchaser correct and complete copies for the last 5 years of all income tax returns, examination reports, and statements of deficiencies assessed or agreed to by the Company.

4.10.3  Unpaid Taxes. The unpaid taxes of Company (i) did not, as of the date of the Company’s Balance Sheet, exceed the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the current balance sheet and (ii) do not exceed that reserve as adjusted for passage of time through the Closing Date in accordance with the past custom and practice of Company in filing its tax returns.

4.10.4  No Changes in Accounting. Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code section 481(c) (or any corresponding or similar provision of state, local or foreign income tax law).

4.11 Employment Related Matters. Except to the extent set forth in the Disclosure Schedule: (i) Company is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of employees of Company; (ii) there is no labor strike, dispute, slowdown, work stoppage or lockout that is pending, or to the knowledge of Company, threatened against or otherwise affecting Company, and Company has not experienced the same; (iii) Company has not closed any plant or facility, effectuated any layoffs of employees nor has Company planned or announced any such action or program for the future with respect to which Company has any material liability; and (iv) all salaries, wages, vacation pay, bonuses, commissions and other compensation due from Company before the date hereof have been paid or accrued as of the date hereof.

4.12 Environmental. Except as set forth on the Disclosure Schedule: (i) Company is and has been in compliance with all applicable environmental laws in effect on the date hereof; (ii) has not received any written communication that alleges that it is or was not in compliance with all applicable environmental laws; (iii) there are no circumstances that may prevent or interfere with compliance in the future with any applicable environmental laws; (iv) all permits and other governmental authorizations currently held by Company pursuant to the environmental laws are in full force and effect, Company is in compliance with all of the terms of such permits and authorizations, and no other permits or authorizations are required by Company for the conduct of its business on the date hereof; and (v) the management, handling, storage, transportation, treatment, and disposal of by Company of all hazardous materials is and has been in compliance with all applicable laws. Except as set forth on Schedule 2.13 hereto, there is no environmental claim pending, or threatened, against or involving Company. Except as set forth in the Disclosure Schedule, Company has not received any notices, demands, requests for information, investigations pertaining to compliance with or liability under environmental law or materials of environmental concern, nor, to the knowledge of Company, are any such notices, demands, requests for information or investigations threatened.

4.13 Litigation and Audits. Except for any claim, action, suit or proceeding set forth on the Disclosure Schedule, (i) there is no investigation by an governmental entity with respect to Company pending or threatened, (ii) there is no claim, action, suit, arbitration or proceeding pending or, threatened or involving Company or any of its assets or properties, at law or in equity, and (iii) there are no judgments, decrees, injunctions or orders of any governmental entity or arbitrator outstanding against Company.

4.14 No Bankruptcy. There has not been filed any petition or application, nor has any proceeding been commenced or threatened by or against, or with respect to any of the assets of, the Seller or the Company under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors’ rights, and neither the Seller nor the Company has made any assignment for the benefit of creditors.

4.15 No Material Change. Except as set forth in the Disclosure Schedule, since January 31, 2007, there has not been: (i) any materially adverse change in the financial condition, net worth, assets, liabilities, personnel, business, or results of operations of the Company; (ii) any damage, destruction or loss (whether or not covered by insurance) materially affecting the business of the Company; (iii) any material increase in the compensation payable or to become payable by the Company to its officers or key employees, pursuant to any agreement, bonus, insurance, pension, or other beneficial plan or arrangement made to or for the benefit of any such officers or key employees, except in the ordinary course of business; (iv) any loan, guarantee, gift, bonus, pension, retirement, insurance, death or other fringe benefit accrued, paid or granted to any officer or employee of the Company except in the ordinary course of business; (v) any loans to or borrowing by the Company, any mortgage or pledge with respect to any of their properties or assets or any assumption, guarantee, endorsement or other agreement to become liable (directly, contingently or otherwise) for the obligations of any other person or entity, except in the ordinary course of business; (vi) any labor dispute or loss, or threat of loss, of any key employees or any substantial number of employees; (vii) any sale or disposition (or agreement to sell or dispose) of any assets, tangible or intangible, of the Company, except in the ordinary course of business; (viii) any cancellation or compromise (or agreement to cancel or compromise) of any debts owed or claims of the Company, except in the ordinary course of business; (ix) any declaration or payment of any dividend or other distribution in respect of, or purchase, redemption or acquisition of any shares of the capital stock of the Company, except in the ordinary course of business; (x) any amendment, termination, or notice which the Company is a party, except in the ordinary course of business; (xi) any amendment to the Articles of Incorporation or Bylaws of, or any merger or consolidation of, the Company; (xii) any other event or condition of any character pertaining to and materially adversely affecting the Company or its business.

4.16 Licenses, Patents, Trademarks. Except for the OpsPlanner software tool owned by the Company, there are no domestic or foreign letters patent, patents, patent applications, patent and know-how licenses, trade names, service marks, trademark and service mark registrations and applications, common law trademarks, and copyright registrations and applications (collectively, the “Intangibles”) owned by the Company or used or required in the conduct of any of its businesses. To the best knowledge of management of the Company, the Company owns or possesses adequate rights to use, all other Intangibles and all inventions, technology, processes, designs, know-how and formulae now or heretofore used in the conduct of their respective businesses, in each case free and clear of any and all liens, claims, pledges, encumbrances, charges, agreements, options, or other restrictions. To the best knowledge of management of the Company, the Company has not infringed or engaged in the unauthorized use or misappropriation of any Intangible, invention, technology, process, design, computer program, know-how or formulae of another, and there are no actual or, to the Company’s best knowledge, threatened claims or assertions against the Company relating thereto. To the best knowledge of management of the Company, no Intangibles are being infringed by others.

Section 5. Representations And Warranties Of Purchaser

Purchaser represents and warrants that, to the best of his knowledge, the following statements are accurate in all material respects:

5.1 Individual Power. Purchaser has all necessary power to perform his obligations under this Agreement. Purchaser’s financial resources are sufficient to enable him to purchase the Purchased Stock.

5.2 Access. Purchaser hereby acknowledges that he is a current director, and former officer of Purchaser and Purchaser and his Associates have been given full access to the assets, books, records, contracts and employees of PSI, and have been given the opportunity to meet with officers and other representatives of Seller and PSI for the purpose of investigating and obtaining information regarding PSI’s business, operations and legal affairs.

5.3 Authorization. The execution, delivery and performance of this Agreement on behalf of Purchaser have been duly authorized by all necessary action on the part of Purchaser.

5.4 Brokers. Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

5.5 Acquisition of Purchased Stock. Purchaser is acquiring the Purchased Stock for his own account and for investment, and not with a view to, or for sale in connection with, any distribution of any of such Purchased Stock.

5.6 Ownership of the Shares. The Purchase Price Shares are owned of record by Purchaser. The Common Shares are beneficially owned by Purchaser. Purchase Price Shares are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, “Encumbrances”), and upon delivery of the Purchase Price Shares hereunder, Seller will acquire title thereto, free and clear of any and all Encumbrances. Other than voting rights, redemption rights and such other rights conferred by the Company’s charter documents and by applicable Wyoming statutes, there exist no Securities Rights (as defined herein) with respect to the Purchase Price Shares. All rights and powers to vote the Purchase Price Shares are held by Purchaser. The certificates representing the Purchase Price Shares to be delivered to Seller at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, “Securities Rights” means, with respect to the Purchase Price Shares, all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the Purchase Price Shares and all rights conferred by the Company’s governing documents and by any applicable agreement.

Section 6. Pre-Closing Covenants Of Seller

Seller agrees that, between the date of this Agreement and the Closing Date:

6.1 Conduct of Business. Except as contemplated by this Agreement or referred to in the Disclosure Schedule, and except as may be necessary to carry out the transactions contemplated by this Agreement or any transaction contemplated by or relating to any of the contracts or other matters referred to in the Disclosure Schedule, Seller shall not, without Purchaser’s consent (which shall not be unreasonably withheld by Purchaser):

(a) permit the adoption of any amendment to PSI’s Certificate of Incorporation or bylaws;

(b) permit PSI to issue any capital stock; permit the Company to merge or combine with any unaffiliated entity;

(c) permit PSI to pay any dividends to its stockholders;

(d) permit PSI to enter into any transaction outside the ordinary course of business; or

(e) cause PSI to conduct its business in a manner that departs materially from the manner in which such business was being conducted prior to the date of this Agreement;

provided, however, that, notwithstanding anything to the contrary contained in this Section 6.1 or elsewhere in this Agreement: (i) Seller shall be permitted to cause PSI to enter into any transaction that is set forth in the Disclosure Schedule.

6.2 Access. Subject to the provisions of Section 7, Seller shall, after receiving reasonable advance notice from Purchaser, give Purchaser reasonable access (during normal business hours) to the books, records and contracts of PSI for the purpose of enabling Purchaser to further investigate and inspect, at Purchaser’s sole expense, the business, operations and legal affairs of PSI.

6.3 Conditions. Seller shall use reasonable efforts to attempt to ensure that the conditions set forth in Sections 8 and 9 are satisfied on a timely basis.

Section 7. Pre-Closing Covenants Of Purchaser

Purchaser agrees that, between the date of this Agreement and the Closing Date:

7.1 Cooperation. Purchaser shall cooperate fully with Seller, and shall provide Seller with such assistance as Seller may reasonably request, for the purpose of facilitating the performance by Seller of its obligations under this Agreement.

7.2 Confidentiality. Purchaser shall hold in strict confidence, and shall cause each of its Associates to hold in strict confidence, all documents and information obtained with respect to Seller, Seller’s stockholders, PSI and Seller’s other Associates. Purchaser shall not permit any of such documents or information to be improperly utilized or to be disclosed or conveyed to any other Person. Without limiting the generality of the foregoing, Purchaser shall not disclose to any Person, and shall not permit any of its Associates to disclose to any Person, the existence of this Agreement or any of the terms or provisions hereof prior to Seller publicly disclosing this Agreement as required under the Federal securities laws.

7.3 Investigation. In conducting its investigation of the business operations and legal affairs of PSI, Purchaser shall not interfere in any manner with the business or operations of PSI or with the performance of any of PSI’s employees.

7.4 Conditions. Purchaser shall use reasonable efforts to attempt to ensure that the conditions set forth in Sections 8 and 9 are satisfied on a timely basis.

Section 8. Conditions To Obligation Of Purchaser To Close

The obligation of Purchaser to purchase the Purchased Stock and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Scheduled Closing Time, of the following conditions (any of which may be waived by Purchaser in whole or in part):

8.1 Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Section 4 shall be accurate in all material respects as of the Scheduled Closing Time, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, and except to the extent that the accuracy of any of such representations and warranties is affected by any of the transactions contemplated by this Agreement.

8.2 Performance. Seller shall have performed, in all material respects, all obligations required by this Agreement to be performed by Seller on or before the Closing Date.

8.3 No Injunction. There shall not be in effect, at the Scheduled Closing Time, any injunction or other binding order of any court or other tribunal having jurisdiction over Purchaser that prohibits the purchase of the Purchased Stock by Purchaser.

Section 9. Conditions To Obligation Of Seller To Close

The obligation of Seller to cause the Purchased Stock to be sold to Purchaser and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Scheduled Closing Time, of the following conditions (any of which may be waived by Seller in whole or in part):

9.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5 shall be accurate in all material respects as of the Scheduled Closing Time.

9.2 Performance. Purchaser shall have performed, in all material respects, all obligations required by this Agreement to be performed by Purchaser on or before the Closing Date.

9.3 No Injunction. There shall not be in effect, at the Scheduled Closing Time, any injunction or other binding order of any court or other tribunal having jurisdiction over Seller or the Company that prohibits the sale of the Purchased Stock to Purchaser.

Section 10. Termination Of Agreement

10.1 Right to Terminate Agreement. This Agreement may be terminated prior to the Closing:

(a) by the mutual agreement of Seller and Purchaser;

(b) by Purchaser at any time before the Scheduled Closing Time, if any condition set forth in Section 8 shall not have been satisfied or waived; or

(c) by Seller at any time before the Scheduled Closing Time, if any condition set forth in Section 9 shall not have been satisfied or waived.

10.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 10.1:

(a) Purchaser shall promptly cause to be returned to Seller and Seller’s Associates all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with Purchaser’s investigation of PSI’s business, operations and legal affairs, including any copies made by Purchaser or any of Purchaser’s Associates of any such documents or information; and

(b) neither party hereto shall have any obligation or liability to the other party hereto, except that Purchaser shall remain bound by the provisions of this Section 10.2 and Sections 7.2 and 12.

Section 11.  Indemnification And Related Matters

11.1 Indemnification by Seller. Subject to the limitations set forth in this Section 11 and elsewhere in this Agreement, Seller shall indemnify Purchaser against any Damages that Purchaser actually incurs during the twelve (12) month period commencing on the Closing Date as a result of any breach by Seller of any representation or warranty of Seller or covenant or obligation of Seller set forth in this Agreement.

11.2 Indemnification by Purchaser. Subject to the limitations set forth in this Section 11 and elsewhere in this Agreement, Purchaser shall indemnify Seller against any Damages that Seller actually incurs during the twelve (12) month period commencing on the Closing Date as a result of any breach by Purchaser of any representation or warranty of Purchaser set forth in this Agreement.

11.3 Expiration of Representations, Warranties and Covenants. The covenants set forth in Sections 6 and 7 shall terminate and expire, and shall cease to be of any force or effect, on the Closing Date, and all liability of the parties hereto with respect to such covenants shall thereupon be extinguished. All of the representations and warranties of Seller set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, at 10:00 a.m. on the twelve (12) month anniversary of the Closing Date, and all liability of Seller with respect to such representations and warranties shall thereupon be extinguished; provided, however, that if, prior to such twelve (12) month anniversary, Purchaser shall have duly delivered a Claim Notice to Seller in conformity with all of the applicable procedures set forth in Section 11.9 herein, then the specific indemnification claim set forth in such Claim Notice shall survive such twelve (12) month period (and shall not be extinguished thereby).

11.4 Deductible Basket Amount. Without limiting the effect of any of the other limitations set forth herein, Seller shall not be required to make any indemnification payment hereunder with respect to any breach of any of its representations and warranties, except to the extent that the cumulative amount of the Damages actually incurred by Purchaser as a direct result of all such breaches of such representations and warranties actually exceeds the Deductible Amount; and Seller shall only be required to pay, and shall only be liable for, the amount by which the cumulative amount of the Damages actually incurred by Purchaser as a direct result of all such breaches of such representations and warranties actually exceeds the Deductible Amount. The “Deductible Basket Amount” shall be $25,000.

11.5 Maximum Liability of Seller and Purchaser. The total amount of the payments that Seller can be required to make under or in connection with this Agreement (including all indemnification payments required to be made to Purchaser and all amounts payable to any counsel retained by Seller in accordance with Section 11.10) shall be limited in the aggregate to the Purchase Price paid by Purchaser and Seller’s cumulative liability shall in no event exceed such amount. The total amount of the payments that Purchaser can be required to make under or in connection with this Agreement (including all indemnification payments required to be made to Seller and all amounts payable to any counsel retained by Purchaser in accordance with Section 11.10) shall be limited in the aggregate to the Purchase Price paid to Seller and Purchaser’s cumulative liability shall in no event exceed such amount.

11.6 Knowledge of Purchaser. Purchaser hereby acknowledges that he is a director and former officer of Seller and has been actively involved in the business operations of Seller and PSI since their inception. Purchaser hereby acknowledges that he is unaware of any information contained in this Agreement, including without limitation, representations of Seller and PSI, that is inaccurate or misleading.

11.7 (Intentionally Omitted)

11.8 No Implied Representations. Purchaser and Seller acknowledge that, except as expressly provided in Sections 4 and 5, neither parry hereto, and none of the Associates of either party hereto, has made or is making any representations or warranties whatsoever, implied or otherwise.

11.9 Indemnification Claims. If either party hereto (the “Claimant”) wishes to assert an indemnification claim against the other party hereto, the Claimant shall deliver to the other parry a written notice (a “Claim Notice”) setting forth:

(a) the specific representation and warranty alleged to have been breached by such other party;

(b) a detailed description of the facts and circumstances giving rise to the alleged breach of such representation and warranty; and

(c) detailed description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

11.10 Defense of Third Party Actions. If either party hereto (the “Indemnitee”) receives notice or otherwise obtains knowledge of any Matter or any threatened Matter that may give rise to an indemnification claim against the other party hereto (the “Indemnifying Party”), then the Indemnitee shall promptly deliver to the Indemnifying Party a written notice describing such Matter in reasonable detail; provided, however, that for the sole purpose of determining whether a Matter or threatened Matter may give rise to an indemnification claim against Seller within the meaning of this sentence, the limitation set forth in Section 11.4 shall not be taken into account. The timely delivery of such written notice by the Indemnitee to the Indemnifying Party shall be a condition precedent to any liability on the part of the Indemnifying Party under this Section 11 with respect to such Matter. The Indemnifying Party shall have the right, at its option, to assume the defense of any such Matter with its own counsel. If the Indemnifying Party elects to assume the defense of any such Matter, then:

(a) notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys’ fees or other expenses incurred on behalf of the Indemnitee in connection with such Matter following the Indemnifying Party’s election to assume the defense of such Matter;

(b) the Indemnitee shall make available to the Indemnifying Party all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee’s Associates and that the Indemnifying Parry considers necessary or desirable for the defense of such Matter;

(c) the Indemnitee shall execute such documents and take such other actions as the Indemnifying Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Matter;

(d) the Indemnitee shall otherwise fully cooperate as reasonably requested by the Indemnifying Party in the defense of such Matter;

(e) the Indemnitee shall not admit any liability with respect to such Matter;

(f) the Indemnifying Party shall have the exclusive right to settle, adjust or compromise such Matter, on such terms as it may deem appropriate, without the consent or approval of the Indemnitee or any other Person.

If the Indemnifying Party elects not to assume the defense of such Matter, then the Indemnitee shall proceed diligently to defend such Matter with the assistance of counsel satisfactory to, and at the expense of, the Indemnifying Party; provided, however, that the Indemnitee shall not settle, adjust or compromise such Matter, or admit any liability with respect to such Matter, without the prior written consent of the Indemnifying Party.

11.11 Subrogation. To the extent that either party hereto (the “Indemnitor”) makes or is required to make any indemnification payment to the other party hereto (the “Indemnified Party”), the Indemnitor shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party’s Associates may have against any other Person with respect to any Damages, circumstances or Matter to which such indemnification payment is directly or indirectly related. The Indemnified Patty shall permit the Indemnitor to use the name of the Indemnified Parry and the names of the Indemnified Party’s Associates in any transaction or in any proceeding or other Matter involving any of such rights or remedies; and the Indemnified Party shall take such actions as the Indemnitor may reasonably request for the purpose of enabling the Indemnitor to perfect or exercise the Indemnitor’s right of subrogation hereunder.

11.12 Exclusivity. The right of each party hereto to assert indemnification claims and  receive indemnification payments pursuant to this Section 11 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by the other party hereto of any representation or warranty.

Section 12.  Miscellaneous Provisions

12.1 Time of Essence. Time is of the essence of this Agreement

12.2  Materiality. For purposes of Sections 4, 6, 8, 11.1 and 11.6 of this Agreement, a contract, obligation, liability, transaction. change, breach, encumbrance, proceeding or other matter or event shall not be deemed to be “material” unless the existence or occurrence of such matter or event would, by itself, (a) cause a reasonable purchaser to reverse its decision to enter into a transaction of the type contemplated by this Agreement, and (b) reduce the value of the Purchased Stock by more than $25,000.

12.3 Compliance with Laws. Purchaser shall execute such agreements and other documents, and shall take such other actions, as Seller may reasonably request (prior to, at or after the Closing) for the purpose of ensuring that the transactions contemplated by this Agreement are carved out in full compliance with the provisions of all applicable laws and regulations.

12.4 Publicity. No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement shall be issued, given, made or otherwise disseminated by Purchaser or any of its Associates at any time (whether prior to, at or after the Closing) without the prior written approval of Seller.

12.5 Access of Seller to Books and Records. At all times after the Closing Date until the Purchase Price is paid in full to Seller, Purchaser shall give Seller and Seller’s Associates reasonable access to the books and records of PSI.

12.6 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Maryland (without giving effect to principles of conflicts of law).

12.7 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor shall be in Rockville, Maryland, which shall be deemed to be a convenient forum. Purchaser and Seller hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in Rockville, Maryland. Purchaser hereby irrevocably appoints Phil Jaeger, Esq. as its agent for service of process in connection with any legal proceeding or other legal action relating to this Agreement; and Seller hereby appoints Kirkpatrick & Lockhart Preston Ellis Gates LLP as its agent for service of process in connection with any legal proceeding or other legal action relating to this Agreement.

12.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and duly delivered when received by the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other party hereto):

If to Purchaser:	Raymond A. Huger
Paradigm Solutions International Inc.
481 North Frederick Ave.
Gaithersburg, MD 20877
Telephone: (240) 277-5117

With a copy to:	Bean, Kinney & Korman, P.C.
2300 Wilson Blvd.
Suite 700
Arlington, VA 22201
Attention: Phil Jaeger, Esq.
Telephone: (703) 525-4000
Facsimile: (703) 525-2207

If to Seller:	Paradigm Holdings, Inc.
9715 Key West Avenue, Third Floor
Rockville, MD
Attention: Peter LaMontagne
Telephone: (301) 468-1200
Facsimile: (301) 468-1201

With copy to:	Kirkpatrick & Lockhart Preston Ellis Gates LLP
201 South Biscayne Boulevard, Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

12.9 Table of Contents and Headings. The table of contents of this Agreement and  the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.10 Assignment. Neither party hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other party hereto; provided, however, that Seller may, prior to the Closing, assign to any Person its right to receive all or any portion of the amount payable to Seller under Section 1 herein.

12.11 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.

12.12 Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

12.13 Entire Agreement. This Agreement, the Reseller Agreement and the Voting Agreement set forth the entire understanding of Purchaser and Seller and supersede all other agreements and understandings between Purchaser and Seller relating to the subject matter hereof and thereof.

12.14 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

12.15 Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Purchaser and Seller.

12.16 Interpretation of Agreement

(a) Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(d) References herein to “Sections” and “Exhibits” are intended to refer to Sections of and Exhibits to this Agreement.

Purchaser and Seller have caused this Agreement to be executed as of February 23, 2007.

RAYMOND A. HUGER
/s/ Raymond A. Huger

PARADIGM HOLDINGS, INC.

By:	/s/ Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	President and Chief Executive Officer

PARADIGM SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	President

EXHIBIT A TO
STOCK PURCHASE AGREEMENT

DEFINED TERMS

For purposes of this Agreement (including the Disclosure Schedule):

“Agreement” shall mean the Stock Purchase Agreement to which this Exhibit A is attached, including the Disclosure Schedule.

“Associates” of a Person shall include:

(a) such Person’s affiliates, stockholders, directors, officers, employees, agents, attorneys, accountants and representatives; and

(b) all stockholders, directors, officers, employees, agents, attorneys, accountants and representatives of each of such Person’s affiliates.

“Claim Notice” shall have the meaning specified in Section 11.9.

“Claimant” shall have the meaning specified in Section 11.9.

“Closing” shall have the meaning specified in Section 3.

“Closing Date” shall mean the time and date as of which the Closing actually takes place.

“Damages” shall mean out-of-pocket losses and damages including reasonable attorney’s fees; provided, however, that for purposes of computing the amount of Damages incurred by any Person, there shall be deducted:

(a) an amount equal to the amount of any tax benefit directly or indirectly received or receivable by such Person or any of such Person’s affiliates in connection with such Damages or the circumstances giving rise thereto; and

(b) an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements directly or indirectly received or receivable by such Person or any of such Person’s affiliates in connection with such Damages or the circumstances giving rise thereto.

“Deductible Basket Amount” shall have the meaning specified in Section 11.4.

“Disclosure Schedule” shall mean that certain Disclosure Schedule attached to the Agreement.

“Indemnified Party” shall have the meaning specified in Section 11.11.

“Indemnifying Party” shall have the meaning specified in Section 11.10.

“Indemnitee” shall have the meaning specified in Section 11.10.

“Indemnitor” shall have the meaning specified in Section 11.11.

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“Matter” shall mean any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter.

“Person” shall mean any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

“PSI” shall mean Paradigm Solutions International Inc., a Maryland corporation.

“Purchase Price” shall have the meaning specified in Section 1.2. “Purchased Stock” shall have the meaning specified in Section 1.1.

“Purchaser” shall mean Raymond A. Huger.

“Scheduled Closing Time” shall mean the time and date as of which the Closing is scheduled to take place (as such time and date may be postponed by Seller pursuant to Section 3 or by the mutual agreement of the parties hereto).

“Seller” shall mean Seller Corporation, a Maryland corporation.

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